Exhibit 99.1

 Coronado Global Resources Inc. Level 33, Central Plaza One, 345 Queen Street ARBN: 628 199 468 Brisbane QLD 4000 T: +61 7 3031 7777 | F: +61 7 3229 7402 www.coronadoglobal.com ASX Announcement 31 July 2023 2023 Half Year Results webcast details Coronado Global Resources Inc. (ASX: CRN) will report its 2023 Half Year Results on Tuesday 8 August 2023, commencing at 10.00am (AEST) | Monday 7 August at 8pm (EST). The presentation will be hosted by Mr Douglas Thompson, Managing Director and Chief Executive Officer and Mr Gerhard Ziems, Group Chief Financial Officer. WEBCAST DETAILS Investors will be able to access the webcast via the following link: Coronado Global Resources Inc. 2023 Half Year Results Presentation CONFERENCE CALL DETAILS Alternatively, if you would like to join by telephone and participate in the question and answer section, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering. Coronado Global Resources 2023 HY Results Conference Call Registration The webcast and presentation will be recorded and made available on Coronado’s website Presentations & Webcasts shortly after the meeting. This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc. – Ends – For further information please contact: Investors Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com